Exhibit 99.1

Mid-Wisconsin Financial Services, Inc. Reports Financial Results for the Three and Twelve Months ended December 31, 2005

February 2, 2006
Medford, Wisconsin

Mid-Wisconsin Financial Services, Inc. (OTCBB: MWFS.OB), a bank holding company with $427.4 million in assets, reported net income of $1.1 million, or 62 cents per share for the fourth quarter ending December 31, 2005, unchanged for the same period one year ago. Net income for the twelve months ending December 31, 2005 was $4.4 million, or $2.57 for both basic and diluted earnings per share, compared to $4.5 million, or $2.65 basic and $2.64 diluted earnings per share for the twelve months ended December 31, 2004. The company reported increased levels of net interest income and non-interest income for the year, however, these gains were offset by increased income taxes and budgeted increases in non-interest expense associated with branch expansion projects and the planned addition of a new holding company executive officer.

For the quarter ended December 31, 2005, return on assets (ROA) and return on equity (ROE) were 1.01% and 11.51% respectively, versus 1.06% and 11.91% respectively for the same period one year ago. For the twelve months ending December 31, 2005, ROA and ROE declined to 1.06% and 12.04% respectively, compared to 1.16% and 13.01% a year earlier. Book value increased $.75 per share to $21.93 at December 31, 2005.

NET INTEREST INCOME

For the quarter ended December 31, 2005, tax-adjusted net interest income increased by $257,000 to $4.1 million from $3.8 million for the same period a year ago due in part to an improvement in the net interest margin to 4.08% from 4.05% for the same period a year earlier. In view of a flattening yield curve and competitive pressure to narrow the index spread for variable rate loans, margins may be negatively impacted during 2006.

NONINTEREST INCOME

Noninterest income was $834,000 for the quarter ended December 31, 2005, an increase of $103,000 over the same period a year ago. For the twelve months ending December 2005, noninterest income increased $219,000 over 2004. The increase in noninterest income was attributable to increases in service fees, trust services fees, and other operating income. The increase in service fees was due, in part, to the implementation of a new fee schedule for retail and commercial services, which became effective during the second quarter of 2005. Other operating income included the final payment due from the sale of Pulse (an ATM operator/provider) in which the Bank held shares. In 2006 the Company is forecasting increased levels of noninterest income from the trust and investment departments as the sales staffs are now operating under a new
business model based on relationships vs. transactions.   Also, insurance
associates have been added to concentrate on the delivery of life, health, long-term care, disability insurance and annuities.

OPERATING EXPENSES

Throughout the year the company incurred additional operating expenses to position itself for future growth. As a result, noninterest expense was up $383,000 in the quarter ending December 31, 2005 over the same quarter in 2004. For the twelve months ended December 2005, operating expenses increased $262,000 from 2004. Contributing to these added costs was the hiring of a new holding company CEO, staff additions in the trust and investment departments and costs associated with the opening of a new full service banking facility at Rib Mountain in September 2005. To facilitate product offerings and future branch expansion other technology enhancements were also made including a new phone system, dedicated data lines, and fraud detection software. Additional operating expenses will be incurred next year as the Minocqua staff moves to their new full service banking facility in July 2006.

BALANCE SHEET

Total assets grew 4.0% to $427.4 million at December 31, 2005 compared to total assets of $410.8 million at December 31, 2004. Total loans of $310.7 million represent growth of $26.0 million, or 9.1% during 2005, most of which was in the commercial real estate and construction loan portfolio. Deposits increased $9.3 million during 2005 to $312.7 million at December 31, 2005. Short-term borrowings consisting of repurchase agreements remained relatively unchanged from period to period at $19.5 million. During the fourth quarter 2005, $5.0 million of Federal Home Loan Bank (FHLB) advances matured and $7.0 million was renewed into the FHLB's open line of credit program. Asset growth was funded in part by $10.0 million of trust preferred capital securities issued in October 2005. During the twelve months ending December 31, 2005 non earning assets increased $4.9 million, most of which was associated with the construction of the new Rib Mountain branch. Total stockholders' equity increased to $37.4 million at December 31, 2005 from $36.1 million at December 31, 2004 representing a tier 1 capital ratio of 11.7%.

During the fourth quarter the Company recorded provisions for loan losses totaling $90,000 compared to $30,000 for the same period in 2004. Net loan charge-offs for the quarter were $70,000. The ratio of allowance for loan losses to total loans was 0.97% at December 31, 2005 compared to 0.99% at December 31, 2004. Non-performing loans totaled $1.5 million and $1.6 million at December 31, 2005 and December 31, 2004 respectively. The Company believes the balance of the allowance for loan losses at December 31, 2005 is adequate to absorb loan losses inherent in the loan portfolio. Future adjustments may be necessary based on changes in economic conditions and the impact of such changes on borrowers. There were no foreclosed properties at December 31, 2005.

In December 2005, the Company announced an offer to purchase up to 125,000 shares of its common stock in a tender offer at a price of $36.00 per share. The Company made this offer to utilize excess capital and to support the market value of the stock. The offer expired on Tuesday, January 31, 2006.

Mid-Wisconsin Financial Services, Inc., headquartered in Medford, Wisconsin, is the holding company of Mid-Wisconsin Bank which operates twelve retail banking locations throughout central and northern Wisconsin serving markets in Clark, Eau Claire, Lincoln, Marathon, Oneida, Price, and Taylor counties. In addition to traditional loan and deposit products, the Bank offers trust and pension plan administration, discount and full-service brokerage services, insurance services and performs residential real estate appraisals and title insurance services.

This press release includes comments relating to the growth of the Company and future interest rates, which may be considered forward-looking statements. These statements are made pursuant to the safe harbor provisions of the Securities Reform Act of 1995. Such statements involve risks and uncertainties which may cause results to differ materially from those set forth in this release. Among other things, these risks and uncertainties include the strength of the economy, the effects of government policies, including, in particular, interest rate policies, and other risks and assumptions described under "Cautionary Statement Regarding Forward Looking Information" in Item 1 of the Company's Form 10-K for the year ended December 31, 2004. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

SUMMARY FINANCIAL DATA

                                 Mid-Wisconsin Financial Services, Inc.
                                 Quarterly Financial Summary (unaudited)
                              (amounts in thousands, except per share data)
                                                           Quarter ended
                                                December 31,   September 30,   June 30,   March 31,   December 31,
                                                    2005            2005         2005        2005         2004
STOCKHOLDERS' DATA
Basic and diluted earnings per share                 $0.62           $0.67        $0.65       $0.63        $0.62
Cash dividends per share                             $0.22           $0.22        $0.62       $0.22        $0.22
Book value per share                                $21.93          $21.70       $21.49      $21.13       $21.18
Average basic common shares outstanding          1,703,582       1,703,577    1,703,577   1,703,577    1,699,130
Average diluted common shares outstanding        1,705,792       1,705,912    1,705,892   1,706,229    1,700,849
PERFORMANCE RATIOS
Return on average assets                              1.01%           1.10%        1.11%       1.05%        1.06%
Return on average equity                             11.51%          12.48%       12.35%      11.84%       11.91%
Net interest margin                                   4.08%           4.12%        4.04%       3.89%        4.05%
Efficiency ratio                                     62.18%          58.26%       60.14%      61.12%       58.67%
CREDIT QUALITY
Non-performing loans to total loans                   0.49%           0.72%        0.50%       0.48%        0.57%
Allowance for loan losses to:
     Total loans                                      0.97%           0.96%        0.98%       0.99%        0.99%
     Non-performing loans                           199.74%         136.23%      194.52%     208.90%      181.35%
Net charge-offs to average loans                      0.02%           0.01%        0.00%       0.01%        0.01%
Non-performing assets to total assets                 0.35%           0.53%        0.37%       0.34%        0.40%
STOCK PRICE INFORMATION
High                                                $36.00          $34.00       $35.50      $35.40       $34.00
Low                                                  32.90           33.00        34.00       33.10        30.80
Market price at period end                           36.00           33.00        34.00       34.90        34.00

                                  Mid-Wisconsin Financial Services, Inc.
                                    Summary Financial Data (unaudited)
                                        (amounts in thousands)
                                                                   Three Months Ended        Twelve Months Ended
                                                                       December 31,               December 31,
                                                                    2005         2004          2005         2004
INCOME STATEMENT
Interest income                                                    $6,588       $5,317       $23,950       $20,238
Interest expense                                                    2,648        1,645         8,781         6,103
Net interest income                                                 3,940        3,672        15,169        14,135
Provision for loan losses                                              90           30           342           215
Net interest income after provision for loan losses                 3,850        3,642        14,827        13,920
Noninterest income
   Service fees                                                       230          215           895           844
   Trust service fees                                                 234          187           908           753
   Investment product commissions                                      83           56           261           408
   Other operating income                                             287          273         1,248         1,016
Total noninterest income                                              834          731         3,312         3,021
Noninterest expenses
   Salaries and employee benefits                                   1,775        1,551         6,614         5,847
   Occupancy                                                          359          284         1,378         1,231
   Data processing and information systems                            152          106           524           399
   Goodwill and purchased core deposit amortization                     0           83           231           332
   Net realized loss on sale of securities available for sale           4            0             4             0
   Other operating expenses                                           756          639         2,725         2,463
Total noninterest expense                                           3,046        2,663        11,476        10,272
Income before provision for income taxes                            1,638        1,710         6,663         6,669
Provision for income taxes                                            576          650         2,275         2,193
Net income                                                         $1,062       $1,060        $4,388        $4,476

                       Mid-Wisconsin Financial Services, Inc.
                             Summary Financial Data
                             (amounts in thousands)
                                                                  December 31,      December 31,
                                                                      2005              2004
                                                                  (unaudited)        (audited)
ASSETS
Cash and due from banks                                              $14,242           $12,567
Interest-bearing deposits in other financial institutions                 19                18
Federal funds sold                                                     9,134            19,567
Securities available for sale -At fair value                          76,823            81,082
Other investments                                                        310               100
Loans held for sale                                                      319               546
Loans receivable, net of allowance for loan losses of
  $3,028 in 2005 and $2,820 in 2004                                  307,342           281,321
Accrued interest receivable                                            1,928             1,554
Premises and equipment                                                 9,027             6,185
Intangible assets                                                          0               231
Goodwill                                                                 295               295
Federal Home Loan Bank stock (at cost)                                 2,662             2,435
Other assets                                                           5,288             4,916
TOTAL ASSETS                                                        $427,389          $410,817

LIABILITIES AND STOCKHOLDERS' EQUITY
Noninterest-bearing deposits                                         $46,373           $50,814
Interest-bearing deposits                                            266,280           252,573
  Total deposits                                                     312,653           303,387
Short-term borrowings                                                 19,544            19,216
Federal Home Loan Bank advances                                       44,000            49,000
Junior subordinated debentures                                        10,310                 0
Accrued interest payable                                               1,720             1,148
Accrued expenses and other liabilities                                 1,789             1,982
Total liabilities                                                    390,016           374,733

Stockholders' equity:
  Common stock-Par value $.10 per share:
      Authorized - 6,000,000 shares
      Issued & outstanding -
      1,704,018 shares in 2005
      1,703,577 shares in 2004                                           170               170
Additional paid-in capital                                            11,565            11,542
Retained earnings                                                     26,236            24,028
Accumulated other comprehensive income (loss)                           (598)              344
Total stockholders' equity                                            37,373            36,084
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                          $427,389          $410,817